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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

                    ROBERT M. DAVIES & OAKHURST COMPANY, INC.


THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of this 1st day of March 1998 by and between OAKHURST COMPANY, INC. (the "Company") and ROBERT M. DAVIES ("Mr. Davies") upon the following terms and conditions:

1. BACKGROUND. The Company and Mr. Davies entered into a consulting agreement dated as of May 27, 1997 (the "Consulting Agreement"). The parties now wish to replace the Consulting Agreement in its entirety with this Agreement.

2. CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3. TERM. The term of this Agreement and of Mr. Davies' employment shall commence as of the date hereof and shall continue through and including February 28, 2001 (the "Term") unless sooner terminated as provided in
     Section 9, below.

4.   SERVICES.

     (a) Mr. Davies shall provide to the Company the services of a President and Chief Executive Officer.

     (b) In the event that for any reason Mr. Davies is not elected a director of the Company and as a result is not eligible to be President of the Company, Mr. Davies shall perform such other tasks and responsibilities consonant with his experience and abilities as the Board of Directors shall reasonably request. In addition, Mr. Davies shall serve as Chairman of the Board of Directors if elected to that position by the Board.

     (c) Mr. Davies shall devote such time to the rendering of such services as he and a majority of the Board of Directors consider to be appropriate and commensurate with the responsibilities of those offices and he shall perform such services subject to the general direction of the Board of Directors.

     (d) No restrictions shall be placed on other activities of Mr. Davies provided that such activities (i) are not competitive with those of the Company or any of its affiliates; (ii) do not create a conflict of interest for Mr. Davies; and (iii) do not interfere with the fulfillment by Mr. Davies of his obligations under this Agreement.

5. THE BOARD OF DIRECTORS. For purposes of this Agreement, an action or determination by "a majority of the Board of Directors" shall mean an action or determination taken and reduced to writing in the good faith exercise of their discretion by more than half of the directors of the Company then in office, but (i) with Mr. Davies abstaining from such vote and (ii) excluding Mr. Davies from the count of the total number of directors then in office.

6.   SALARY. During the Term --

     (a) The Company shall pay Mr. Davies a salary of five thousand dollars $(5,000) per month.

     (b) Mr. Davies' salary shall be increased to seven thousand five hundred dollars $(7,500) per month upon the first to occur during the Term, if at all, of --


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          (i)  the payment to the Company's joint venture with The Forestal
               Group, Inc. and PB-KBB Leasing, Inc. (the "Joint Venture") of the first transaction fee pursuant to the agreement between the Joint Venture and a major investment bank (the "Investment Bank"); and

          (ii) the consummation of a strategic or structural transaction (as distinguished from a transaction consisting of a customary services and/or supply agreement) with a customer.

     (c) Mr. Davies' salary shall be further increased to ten thousand dollars $(10,000) per month if during the Term, a majority of the Board of Directors determines that the Company has achieved a substantial realization of the value of the Company's net operating loss carryforwards.

     (d) Mr. Davies' salary shall be paid at the same time and in the same installments as the salaries of other officers of the Company are paid.

7.   BONUS COMPENSATION.

     (a) Definitions. For purposes of this Section 7, the following terms shall have the following meanings:

         (i) "Transaction Fees" shall mean fees received from time to time, if at all, by the Company from --

              (1) the Joint Venture in connection with its agreement with the Investment Bank; and

              (2) any participants, other than the Company, in any transactions that utilize net operating loss carryforwards as described in the Agreement dated August 1, 1995 between the Company, PB-KBB Leasing, Inc. and The Forestal Group, Inc. as amended June 25, 1997, August 27, 1997 and February 1, 1998.

         (ii) "Net Transaction Fees" shall mean Transaction Fees less all un-reimbursed expenses incurred by the Company in connection with the generation of Transaction Fees.

         (iii) The "30% Bonus" shall mean thirty percent (30%) of the Net Transaction Fees, subject, however, to the time and amount limitations set forth in this Section 7, below.

     (b) If Net Transaction Fees are generated from time to time by the receipt by the Company of Transaction Fees, the Company shall pay the 30% Bonus by a Company check made payable jointly to Mr. Davies and Bryanston Management Limited (a consultant to the Company pursuant to a consulting agreement of even date herewith) ("Bryanston") unless prior to such payment, Mr. Davies and Bryanston shall each request the Company in a writing signed by each of them to distribute or divide the 30% Bonus between them in some other manner that they have agreed upon.

     (c) The 30% Bonus shall only be paid by the Company to the extent that there are Net Transaction Fees and then only with respect to Transaction Fees that are received by the Company prior to 5:00 p.m. on the fifth anniversary of the effective date of this Agreement.

     (d) The obligation of the Company to pay the 30% Bonus shall continue during the Term and after the expiration or earlier termination of this Agreement (subject to Section 7(c), above), except that (i) if Mr. Davies' employment is terminated by the Company for Cause, no portion of the 30% Bonus shall be paid to him (whether or not then accrued) after the date of such a termination; and (ii) the Company shall have no obligation to make any payment


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          of the 30% Bonus after it has paid to Mr. Davies and/or Bryanston, in the aggregate, $2 million on account thereof.

    (e) The 30% Bonus shall be paid within fifteen (15) days after the date the Company receives Transaction Fees that result in Net Transaction Fees. For purposes of calculating the Net Transaction Fees from time to time, the Company may estimate the amount of any un-billed expenses relating to the Transaction Fees received. In the event that the Company determines that it has over estimated the amount of such expenses (and therefore has under paid the 30% Bonus), the Company shall promptly pay the additional amount of the 30% Bonus due. In the event that the Company determines that it has under estimated the amount of such expenses (and has therefore over paid the 30% Bonus), Mr. Davies shall promptly pay to the Company the amount of such overpayment upon a written request therefor. If any such amount is not re-paid, the Company may deduct the same from any additional amount of the 30% Bonus that may become due. The Company, however, shall only be entitled to collect once any given over payment.

8.  BUSINESS EXPENSES AND USE OF COMPANY EQUIPMENT.

    (a) Mr. Davies shall be entitled to be reimbursed, or to the use of a Company credit card, for reasonable business expenses incurred by him in the performance of his duties and responsibilities hereunder, including, but not limited to, travel from his office and/or residence to the Company's facilities, all in accordance with policies established for the Company by the Board of Directors from time to time. Mr. Davies' Company credit card charges and expense reports will be subject to review by the Audit Committee of the Board of Directors.

    (b) The Company shall make available in its discretion to Mr. Davies the use of certain Company-owned office equipment from time to time.


9.  TERMINATION.

    (a) Termination By the Company. Mr. Davies' employment may be terminated only by a majority of the Board of Directors and only as follows:

          (i) For Cause (as defined below), by written notice to Mr. Davies, in which event the Company shall pay to him so much of his salary as was accrued, but not paid at the date of termination.

          (ii) Without Cause, by written notice to Mr. Davies, in which event, the Company shall pay to Mr. Davies his salary at the rate then in effect that was accrued, but not paid at the date of termination, and within fifteen (15) days of such termination, shall pay in a lump sum his salary at the rate then in effect multiplied by the greater of (1) twenty-four (24); or (2) the number of whole calendar months remaining in the Term at the date the notice of termination is given to Mr. Davies. After receipt of such lump sum payment, upon the request of a majority of the Board of Directors, Mr. Davies shall resign as a director and officer of the Company and of any of its subsidiaries.

         (iii) "Cause" shall mean any act or acts by Mr. Davies of dishonesty or fraud or that constitute serious moral turpitude; misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder; or the failure by Mr. Davies for a substantial period to devote adequate time to rendering the


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                services provided for hereunder (other than by reason of his death or permanent disability.)

          (iv) Upon a determination that because of a permanent disability, Mr. Davies is no longer able to carry out his duties and responsibilities hereunder, in which event the Company shall give notice of such termination to Mr. Davies and shall thereafter continue to pay him his salary at the rate then in effect for a period of three (3) full calendar months.

          (v) Upon the death of Mr. Davies, in which event the Company shall pay to his legal representative so much of Mr. Davies' salary as was accrued, but not paid at the date of his death.

     (b)  Termination By Mr. Davies.

          (i) Mr. Davies may resign his employment on sixty (60) days' prior written notice to the Company, in which event the Company shall continue to pay him his salary at the rate then in effect for such sixty-day period; provided however, that in the event that Mr. Davies gives notice of his resignation within sixty (60) days after a Change in Control of the Company (as defined below), the Company shall pay Mr. Davies the amount provided for under Section 9(a)(ii), above, as if his employment had been terminated by the Company without Cause on the date Mr. Davies gave the Company notice of his resignation.

          (ii) For purposes of this Section 9(b), a "Change in Control of the Company" shall mean the acquisition by a person, an entity or a group of persons or entities of 20% or more of the Company's voting securities (other than as a result of the exercise by stockholders of rights under the Company's Shareholders Rights
                Plan).

          (iii) The Company may deem any such notice given by Mr. Davies as a resignation by him, effective upon the giving of such notice, of the Chairmanship of the Board of Directors and of any one or more of the offices then held by him in the Company and its subsidiaries.


10.  CONFIDENTIAL INFORMATION.

     (a) So long as Mr. Davies is an employee and/or director of the Company and after any or all of such relationships terminate for whatever reason, Mr. Davies shall (i) not disclose to any person or entity Confidential Information (as defined below) except in the proper performance of his duties and responsibilities or except as may be expressly authorized by the Board of Directors of the Company; and
           (ii) shall not use Confidential Information for his own benefit or for the benefit of any person or entity other than the Company and its subsidiaries.

     (b) For purposes of this Agreement, "Confidential Information" is defined as including trade secrets, customer names and lists, vendor names and lists, business plans, marketing plans, non-public financial data, product specifications and designs, the existence, nature, substance, progress and results of research and development projects, concepts, inventions, discoveries, formulae, processes, drawings, documents, records, software, or any other information of the Company, its parent or of any of their subsidiaries that is not generally available, or any such information of any third party that is held by the Company, its parent or any of their subsidiaries under an obligation of confidentiality. Without limiting the

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           generality of the foregoing, it is understood and agreed that the intellectual property, plans, methods and techniques of the Company or that were disclosed to the Company by a third party that relate to the realization of the benefits of net loss operating carryforwards are included within the term Confidential Information.

     (c) Mr. Davies's obligation of confidentiality shall not, however, relate to any information --

           (i) that is or becomes generally or widely known through no act or fault of Mr. Davies;

           (ii) that is received by Mr. Davies (without a breach of this or any other agreement) from a third party with no restrictions as to its disclosure; or

           (iii) that is required to be disclosed pursuant to applicable law, a court order or a judicial proceeding, including a proceeding to enforce this Agreement.


11.  NON-COMPETE OBLIGATIONS.

     (a) In consideration of the Company's agreement to pay the 30% Bonus as provided herein, Mr. Davies's obligations with respect to competing with the Company and soliciting its employees shall be as follows:

           (i) Mr. Davies shall not render services or advice, whether for compensation or without compensation and whether as an employee, officer, director, consultant, principal or otherwise, to any person or organization --

                 (1) that is competitive with the Company's current aftermarket automobile parts and supplies distribution business or with any planned business of the Company as to which Mr. Davies was involved in the planning within a radius of 200 miles of any facility of the Company; or

                 (2) that is competitive with the consulting services of the Company relating to certain methods and techniques for the realization of the benefits of net operating tax loss carryforwards within the United States.

           (ii) Mr. Davies shall not either directly or indirectly as agent or otherwise in any manner solicit, influence or encourage any customer, client or associate of the Company to take away or to divert or direct its business to Mr. Davies or to any person or entity by or with which Mr. Davies is employed, associated, affiliated or otherwise related (other than the Company).

           (iii) Mr. Davies shall not recruit or otherwise solicit or induce any person to terminate his or her employment or other relationship with the Company.

     (b) Mr. Davies's obligations under Section 11(a) shall continue so long as he is an employee of the Company. Such obligations also shall continue for the following periods after his employment terminates for whatever reason: with respect to his obligations described in
           Section 11(a)(i)(1) and Sections 11(a)(ii) and (iii), above, for a period of one (1) year; and with respect to his obligations under
           Section 11(a)(i)(2), above, for a period of three (3) years.

     (c) For purposes of this Section 11, the word "Company" shall include the Company and any subsidiary of the Company.


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12.  OUTSTANDING STOCK OPTION AGREEMENTS. Each outstanding stock option agreement between Mr. Davies and the Company is hereby amended so that from and after the date hereof any references in such option agreements to the Consulting Agreement shall, from and after the date hereof, constitute references to this Agreement.


13. PRORATION. To the extent that Mr. Davies' salary at the rate in effect from time to time needs to be prorated for a period of less than a full month, such salary shall be deemed earned on a daily basis and shall be pro rated based on a 365-day year.


14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed given to a party either (a) when hand delivered to such party; (b) when deposited with a courier service with instructions to provide next-business-day delivery and proof of delivery to such party; or (c) when sent by facsimile transmission to such party as follows:

           If to the Company, at:   Oakhurst Company, Inc.
                                    3365 Spruce Lane
                                    Grapevine, Texas 76051
                                       Attention: General Counsel
                                    Facsimile No.: (817) 416-0717

           with a copy other
           than by facsimile to     Joel S. Lever, Esq.
                                    Kurzman & Eisenberg
                                    One North Broadway
                                    White Plains, NY 10601

           If to Mr. Davies at:     Robert M. Davies
                                    434 North Street
                                    Greenwich, Connecticut 06830
                                    Facsimile No.: (203) 625-9841

           with a copy other
           than by facsimile to     Bryanston Management Limited
                                    82 Powder Point Avenue
                                    Duxbury, Massachusetts 02332

     or to such other address of a party as that party shall notify the other party in the manner provided herein.

15.  ENTIRE AGREEMENT ETC.

     (a) This Agreement contains the entire understanding of the parties; supersedes the Consulting Agreement in its entirety from and after the date hereof; shall not be amended except by written agreement of the parties signed by each of them; and shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and permitted assigns. Because the obligations of Mr. Davies are personal, this Agreement shall not be assignable by him.


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     (b)  Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggestion construction against the party drafting or causing the drafting of such provision.

     (c) No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

     (d) The words "herein," "hereof," "hereunder," "hereby," "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole.

     (e) The failure by a party to insist upon strict compliance with any term, covenant or condition, or to exercise any right, contained herein shall not be deemed a waiver of such term, covenant, condition or right; and no waiver or relinquishment of any term, covenant, condition or right at any one or more times shall be deemed a waiver or relinquishment thereof at any other time or times.

     (f) The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

16. SEVERABILITY. If any provision or part of a provision of this Agreement is finally declared to be invalid by any tribunal of competent jurisdiction, such part shall be deemed automatically adjusted, if possible, to conform to the requirements for validity, but, if such adjustment is not possible, it shall be deemed deleted from this Agreement as though it had never been included herein. In either case, the balance of any such provision and of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that either or both of the parties would not have entered into this Agreement without such provision.


17. SURVIVAL. The termination of Mr. Davies' employment and/or this Agreement shall not relieve Mr. Davies of his obligations under Section 10 ("Confidential Information") or Section 11 ("Non-Compete Obligations") hereof. In addition, any other obligations of the parties that by their terms are to be performed or are to have continued effect after the termination of Mr. Davies' employment or of this Agreement (such as the provisions for payment of the 30% Bonus) shall survive such expiration or termination.


18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

OAKHURST COMPANY, INC.


By: /s/ Joel S. Lever                           /s/ Robert M. Davies
   -----------------------------                -----------------------------
    Joel S. Lever                               ROBERT M. DAVIES
    For the Board of Directors



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